This presentation contains forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Washington Federal’s management and are subject to significant risks and uncertainties. The forward‐looking statements in this presentation speak only as of the date of the presentation, and Washington Federal assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward‐looking statements. 1 Investor Presentation As of December 31, 2024

Overview of WaFd Bank 2 • Established in 1917; IPO in 1982 • Washington State Charter Commercial Bank – WA DFI, FDIC, FRB,  CFPB Regulated • Headquartered in Seattle, WA; is the second largest bank headquartered in  the Pacific Northwest • 210 branches across 9 western states • Full‐service consumer & commercial bank • Strong capital, high asset quality, consistent results • Portfolio mortgage lender • Profitable every year since 1965 • Interest rate risk management – well controlled • 167 consecutive quarterly cash dividends • 14,561% Total shareholder return since IPO  Adjusted Efficiency Ratio 60.4% Efficiency Ratio 65.04% Stockholder Equity $3.0Bn Total Deposits $21.4Bn Total Loans HFI $21.1Bn Total Assets $27.7Bn 1 As of or for the quarter‐ended 12/31/2024 Overview Geographic Overview Company Highlights1 2

WaFd Bank Executive Management Committee 3 Kelli Holz SEVP Chief Financial Officer Brent Beardall President and Chief Executive Officer 3 Ryan Mauer EVP Chief Credit Officer Cathy Cooper EEVP Chief Experience Officer Kim Robison EVP Chief Operating Officer

4 WaFd Bank Demographics Our markets are among the most desirable in the US and create a foundation for loan growth without excessive risk State Number of Branches Company Deposits in Market ($000) Deposit Market Share (%) Percent of National Franchise (%) Total Population 2025 (Actual) Population Change 2020‐2025 (%) Projected Population Change 2025‐2030 (%) Median HH Income 2025 ($) Projected HH Income Change 2025‐2030 (%) Washington 73 8,589,398 3.95 40.1 7,876,848 2.23 2.87 96,120 10.09 California 10 4,211,964 0.27 19.6 38,870,482 (1.69) (0.27) 95,065 7.65 Oregon 36 2,704,966 2.73 12.6 4,232,181 (0.12) 0.53 80,356 9.15 Arizona 28 1,628,742 0.76 7.6 7,560,739 5.72 4.40 78,786 11.67 New Mexico 19 1,568,788 3.65 7.3 2,117,805 0.01 0.89 64,393 8.62 Idaho 22 946,554 2.53 4.4 2,015,909 9.61 6.54 77,609 12.30 Utah 9 573,469 0.45 2.7 3,484,888 6.52 4.92 95,601 13.03 Nevada 8 531,383 0.53 2.5 3,234,542 4.18 3.42 74,821 8.01 Texas 5 683,513 0.03 3.2 31,245,372 7.20 5.64 76,585 10.10 Totals: 210 21,438,777 100 100,638,766 Weighted Average 1.75 2.13 88,495 9.58 Aggregate: National 337,643,652 1.87 2.40 78,770 8.82 Deposit market share and percent of national franchise are from the FDIC's Summary of Deposit reports and is as of 09/30/2024.  All other data is as of 12/31/2024.

Organizational Structure & Objectives: Business Banking and Commercial Real  Estate Banking Divisions have two primary  objectives as a trusted advisor: 1. Deliver phenomenal, concierge‐level  customer service to all our clients – “everyone and every business  deserves a WaFd banker”. 2. Grow the business by delivering credit  and treasury solutions that allow our  clients to prosper. Build 2030 5

Evolution of Our Franchise Thrift Consumer  deposits and  home loans. Commercial Add systems  and expertise  to bank  businesses Serving Businesses Concierge level  service for all  clients –serving   businesses  wholistically  alongside  consumers, both  in‐person and  digitally  1917‐2007 Build 2030 6 15 years of investment in our evolution to a commercial bank 6 Digital Focus Evolve from  analog to  digital delivery  channels

4 6 7 19 31 52 55 Net Promoter Score Approaching World Class 7 Our investments in customer service, usability and technology are translating into high customer satisfaction levels Source: CustomerGauge.com and Comparably.com WaFdaa Net Promoter Score 1 17 34 48 51 48 44 57 55 2017 2018 2019 2020 2021 2022 2023 2024 Peer Net Promoter Score 1 1 2024 Financial Services Banking Benchmarks A Score of 70 or higher is considered world class. A Score of 50 or higher is considered excellent. A score of 30 or higher is considered very good. A score of 0‐30 is  considered good 7

Web Traffic to Wafdbank.com 8 WaFd Bank's online growth of  traffic to its website is due to  our technology efforts. Now averaging more than  200,000 new website visitors a  month

Commitment to ESG & Diversity

We believe our enduring franchise comes from core principles focused on helping the neighborhoods we serve and creating long-term value for all stakeholders led by a Board, management and employee base that bring together a diversity of backgrounds

Board Composition

Gender Identity	Female	Male
Directors	2	9
Demographic Background		
African American or Black		2
Hispanic or Latinx	1	1
Asian		1
White	1	5

ESG & Diversity Policy Highlights

Our Corporate Social and Environmental Responsibility Policy flows from WaFd Bank's core principles, which are:



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1. To provide common-sense banking that helps neighborhoods flourish
2. Adhere to the primary corporate value of integrity
3. Exercise prudent risk management
4. Maintain transparency in its business practices
5. Resolve to create long-term value for all stakeholders

Community Development
Over $125 million dollars invested towards community development lending including and affordable housing investments

Volunteerism
WaFd employees participated in 11,870 volunteer hours in support of 755 community organizations and initiatives

Washington Federal Foundation
The Washington Federal Foundation awarded 242 grants to local community organizations totaling over $1.1 million for the fiscal year

United Way Matching Campaign
WaFd Bank matches employee contributions made to United Way agencies in all nine states. In fiscal year 2024 pledges from colleagues were $375,525. WaFd matched $375,495 and $750,000 matched by FHLB for a total of $1,501,020

WaFd Bank
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10 5 Year Change by Percentage in Each Geographical Area 1 From September 30, 2019, to December 31, 2024 1 Wafd entered the California market with the LBC merger 3/1/24. 5 Year percentage change in Loans by Geographical Area 5 Year percentage change in Deposits by Geographical Area

11 Loan and Deposit Balances by Geographical Area As of December 31, 2024 $ In Millions

12 Loan Growth – Through Different Interest Rate Environments • Although originations have slowed, they are  keeping up with repayments largely through  funding of construction loans previously  originated. • Mortgage and Consumer loans currently make up  42% of total net loans compared to 74% in 2014 as  a result in the origination trend noted at left Loan GrowthNew Loan Originations $ in millions. • Originations overall are reduced due to both rising  interest rates and an intentional slowing to temper  growth • Commercial loans make up a greater portion of all  originations over time, making up 73% of all  originations in 2024 compared to 49% in 2014

Non‐Performing Assets Near Record Lows 13 We have retained a strong ACL while NPAs have declined since 2010 • ACL at 12/31/2024 amounted to $204 million, representing 259% of total NPAs 1 • Non‐performing assets $79 million as of 12/31/2024, 0.29% of Total Assets 3.22% 2.76% 2.18% 1.63% 1.00% 0.88% 0.48% 0.46% 0.44% 0.27% 0.20% 0.22% 0.21% 0.26% 0.28% 0.29% 1.79% 1.85% 1.69% 1.47% 1.36% 1.15% 1.13% 1.12% 1.11% 1.09% 1.29% 1.22% 1.06% 1.01% 1.01% 1.00% FY 2010 FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Q1 2025 Non‐Performing Assets to Total Assets ACL to Total Loans Non‐Performing Assets to Total Assets and ACL to Total Loans 1 1 ACL to Total Loans does not include ACL related to unfunded commitments of $20.5 million. 2 Effective October 1, 2020, the Company implemented FASB’s Current Expected Credit Loss (CECL) Standard 2

0.27%  0.44%  WAFD Peer Average Strong Credit Quality 14 2.08% 1.21% 0.91% 0.24% (0.19%) (0.06%) (0.14%) (0.10%) (0.03%) (0.02%) 0.26% 0.01% Net Loan Charge‐offs (recoveries) Average NCOs Per Year – Last 20 Years Source: S&P Global, Company Filings 1 Peers represent Proxy Peers as specified in the Company’s latest Proxy Statement (1) Strong Credit Quality Characterized by Limited Charge‐Offs The Bank experienced nine consecutive years of net recoveries, fiscal 2014 through fiscal 2022, during which net  recoveries totaled $74.8 million.  Although we experienced net charge‐offs in fiscal 2023, those were the result of one  large charge‐off rather than a more widespread issue within the overall portfolio.  Charge‐off and recovery activity was   minimal in FY 2024.

Net Loan Portfolio Average Current LTV 15 As of December 31, 2024 $ In Thousands Net Balance % of  Loans WTD Avg  Current LTV % Delinquent  based on $ Multifamily 4,714,800$       22% 58% 0.50% CRE ‐ Office 783,196            4% 65% 0.00% CRE ‐ Other 2,789,689         13% 48% 0.02% CRE Construction ‐ Multifamily 860,326            4% 51% 0.00% CRE Construction ‐ Other 501,819            2% 42% 0.90% C&I 2,343,246         11% NA 0.10% SFR 8,320,765         40% 38% 0.36% SFR Custom Construction 154,495            1% 50% 0.55% Other 592,165            3% NA 0.52% 21,060,501$     100% 0.31%

Other CRE Property Types as % of Total Net Loans 16 As of December 31, 2024

Significant Liquidity and High‐Quality Securities Portfolio 17 High quality, $4.8 billion cash and investment portfolio with $7.7 billion remaining collateral and lines as a source of additional  potential liquidity  Cash and Securities Composition  Total Cash and Securities: $4.8Bn  Cash and Securities / Total Assets: 17%  Cash & Securities / Total Assets1 US Govt  Backed,  34% Cash,  44% High  Quality  Bonds, 22% As of 12/31/2024, WAFD maintains over $5.3bn of balance sheet  Liquidity. • Cash and Securities is 19% of assets • Investment Portfolio targets low credit risk / moderate duration • 76% Cash and US Government‐backed Agency Bonds and MBS • Current Yield on Cash and Investments Portfolio is 4.53%  Liquidity is tested quarterly through utilizing various scenarios to  determine their affect on available liquidity.   Whether minor or extreme,  these tests show strong liquidity as a result of deposits and borrowing  capacity from reliable collateralized sources. Source: SNL Financial, Company Filings 1 Peers represent Banks similar to WaFd in size, geography and operations Total Cash and Securities: $3.6Bn  Cash and Securities / Total Assets: 16%  Dec 31, 2023 Dec 31, 2024

Investment Portfolio 18 High quality, $3.2 Billion investment portfolio with a duration of 2.9 years.  Portfolio is 54% variable rate. HTM   Investments Fair  Value Gain/Loss WAL Expected Yield Agency MBS 485,106$                (52,242)$               7.4 3.58% AFS  Investments Fair  Value Gain/Loss WAL Expected Yield Agency MBS 1,600,089$            (56,089)$               5.32 4.30% Agency and Student Loan Bonds 840,975                  1,149  13.6 5.60% Corporate Bonds 267,873                  (13,425)                  4.6 4.40% Municipal Bonds 34,794  (671) 10.5 5.20% 2,743,731$            (69,036)$               Hedges Gain/Loss WAL Borrowing Cash Flow Hedges 138,870$

Highly Diversified Deposit Base ‐ % of Deposits by Industry 19 Top 20 depositors make up 9.7% of total deposits.  24.8% of total deposits are uninsured and not collateralized as of  December 31, 2024.

20 Deposit Trends  Shifting away from time deposits in favor of transaction accounts.  Checking accounts now make up 33% of all deposits

Deposit Flows

Overall changes by quarter and balances by type

Customer Deposit Accounts	9/30/2022	12/31/2022	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Checking - Noninterest Bearing	3,269,773	3,266,734	3,070,895	2,856,165	2,729,888	2,604,281	2,482,010	2,514,310	2,500,467	2,489,394
Checking - Interest Bearing	3,472,402	3,497,795	3,971,814	4,125,554	4,124,463	4,084,933	4,579,413	4,481,465	4,486,444	4,554,922
Savings	1,069,801	1,059,093	1,002,034	943,915	817,547	777,204	771,260	733,973	718,560	714,755
Money Market	4,856,275	4,867,905	4,503,090	3,954,709	3,358,603	3,191,646	4,506,179	4,199,257	4,111,714	4,094,788
CDs	3,297,369	3,338,043	3,412,203	3,980,605	4,863,849	5,380,723	9,000,911	9,255,760	9,556,785	9,584,918
Total	15,965,620	16,029,570	15,960,035	15,860,948	16,120,424	16,038,787	21,339,773	21,184,765	21,373,970	21,438,777
Quarter % Change	-2.6%	0.4%	-0.4%	-0.6%	1.6%	1.1%	33.1%	-0.7%	0.9%	0.3%
Quarter $ Change	(425,028)	63,950	(69,534)	(99,088)	259,477	177,839	5,300,986	(155,008)	189,205	64,807

Uninsured & Uncollateralized Deposits	4,856,149	4,876,840	4,238,629	4,033,174	4,124,355	4,182,289	5,436,402	5,238,217	5,134,192	5,317,511
% of Total Deposits	30.4%	30.4%	26.6%	25.4%	25.6%	26.1%	25.5%	24.7%	24.0%	24.8%

- Deposit balances increased in FY24 as a result of the LBC merger. The merger added $3.7 billion in time deposits and $1.9 billion in transaction accounts.
- 75% of deposits are collateralized or insured.

*(Balances $ in thousands)

WaFd Bank 21

Borrowings and Debt Outstanding & Weighted Rate 22 Total Debt is 98.3% FHLB and 1.7% Junior Subordinated debentures and is used in part to manage interest rate risk. Current period decrease  reflects the $1.0 billion in Fed’s Term Funding borrowings paid off with the proceeds from the LBC loan sales. Increase in borrowings for 2020 was from locking in $1 billion of funding at a fixed rate of 66 bps for 10 years. More recent increases served  to ensure sufficient balance sheet liquidity. Effective Maturity Schedule Amount $ million Rate Within 1 year:    $1,850 4.84% 1 to 3 years:       $   194 3.14% 3 to 5 years:       $     18 0.00% 5+ years:             $   851 1.15%

Cost of Deposits in the Rising Rate Environment 23

AOCI vs our Peers 24

Income Statement Comparison

$ In thousands

	Three Months Ended, 12/31/2024	12/31/2023	$ Change	% Change
INTEREST INCOME				
Loans	$ 286,597	$ 245,792	$ 40,805	17%
Mortgage-backed securities	18,337	11,266	7,071	63%
Investment securities and cash equivalents	40,183	29,788	10,395	35%
	345,117	286,846	58,271	20%
INTEREST EXPENSE				
Customer accounts	162,150	96,671	65,479	68%
FHLB advances and other borrowings	27,536	37,938	(10,402)	-27%
	189,686	134,609	55,077	41%
NET INTEREST INCOME	**155,431**	**152,237**	**3,194**	**2.1%**
Provision (release) for credit losses	0	0	0	
Net interest income after provision(reversal)	**$ 155,431**	**$ 152,237**	**$ 3,194**	**2.1%**

WaFd Bank 25

Income Statement Comparison

In thousands

	Three Months Ended, 12/31/2024	12/31/2023	$ Change	% Change
OTHER INCOME	$ 15,702	$ 14,167	$ 1,535	10.8%
OTHER EXPENSE				
Compensation and benefits	59,927	49,841	10,086	20.2%
Occupancy	10,788	9,371	1,417	15.1%
FDIC insurance	4,850	6,570	(1,720)	-26.2%
Product delivery	5,785	6,009	(224)	-3.7%
Information technology	14,192	12,866	1,326	10.3%
Other expense	15,769	11,883	3,886	32.7%
	111,311	96,540	14,771	15.3%
Gain (loss) on REO	429	1,826	(1,397)	-77%
Income before income taxes	60,251	71,690	(11,439)	-16.0%
Income taxes	12,984	13,237	(253)	-1.9%
NET INCOME	**$ 47,267**	**$ 58,453**	**$ (11,186)**	**-19.1%**
Dividends on preferred stock	3,656	3,656	0	
Net Income available to common shareholders	**$ 43,611**	**$ 54,797**	**$ (11,186)**	**-20.4%**

Efficiency Ratio of 65.0% for the quarter ending 12/31/2024 up from 58.02% for the quarter ending 12/31/2023 as a result of restructuring costs recognized in the current quarter.

Effective tax rate for the quarter ending 12/31/2024 is 21.55% compared to 18.46% for the quarter ending 12/31/2023.

WaFd Bank 26

27 Net Interest Income and Net Interest Margin Net interest income in thousands.  IRR measures as of Dec 31, 2024: • Net Interest Income (NII)  would increase by 3.2% in  +200 bps immediate and  parallel shock and would  increase by 3.5% in a ‐200 bps  immediate parallel shock. • Net Portfolio Value (NPV) after  +200bps shock is 28.4% lower  ($848mm) and at $2.135  billion would be 8.52% of total  assets   NPV after ‐200bps  shock is 16.8% higher ($501  mm) and at $3.485 billion  would be 12.6% of total assets.

28 Net Income and Common Earnings Per Share Annual Quarterly March 31, 2024 Net Income and EPS reflect merger‐related expenses of $25 million and the preliminary ACL provision of $16 million.

Non‐Interest Income 29 Diverse sources of Non‐Interest Income provide steady growth and balance our revenue profile Non‐Interest Income for Quarter‐Ended 12/31/2024 Non‐Interest Income Over Time ($MM) Non‐Interest Income / Total Loan Revenue Other Income includes: • BOLI income • Rental income • Gains on property sales • WAFD Insurance Income • Income on equity method investments Loan Fees 8.6% Deposit Fees 46.5% Other Income 44.9% 11% 9% 11% 16% 12% 10% 6% 5% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 $4.3  $3.8  $3.9  $7.3  $6.9  $7.2  $3.9  2.7 $22.6  $25.9  $24.9  $23.7  $24.7  $25.9  $26.1  $27.5  $23.2  $14.7  $23.3  $24.1  $28.6  $33.2  $23.1  $29.9  $10.1  $30.7  FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 Loan Fees Deposit Fees Other Income Gain on Sale of Investments Gain on Sale of Buildings

30 Non‐Interest Expense Over Time Annual and Quarterly ‐ Expenses in thousands Annual  Quarterly Non‐interest expense includes FDIC premiums, product delivery & IT related costs and other miscellaneous expenses.  The quarter‐ended  March 31, 2024 includes merger related expenses and other non‐operating expenses.  If removed, the adjusted efficiency ratio for 2024  would be 57.5%.  See additional details for ‘other’ expenses within Other Non‐Interest Expense on the next page.

31 Breakout of Non‐Interest Expense Non‐Interest Expense includes: • FDIC Premiums • Product Delivery • Information Technology • ‘Other expense’ line‐item include professional services, marketing and administrative costs. Expenses in millions

32 Capital Ratios WAFD does not seek to maximize leverage.  Rather, we aspire to be the bank that can  best weather the next storm on the horizon. • Source: S&P Global, Company Filings

Returning Capital to Shareholders

Return of Income to Common Shareholders

	Net Income	Stock Buyback & Dividends	Percent of Income returned to Shareholders
2016	$164,049	$137,808	84%
2017	$173,532	$172,892	100%
2018	$203,850	$220,246	108%
2019	$210,256	$187,163	89%
2020	$173,438	$178,629	103%
2021	$173,581	$414,527	239% *
2022	$221,705	$64,837	29%
2023	$242,801	$94,255	39%
2024	$185,416	$101,355	55%

** Preferred stock issuance proceeds were used to repurchase 8 million shares*

Share Repurchases

	# of Shares	Wtd Price Paid	% Outstanding at beginning of the year
2016	3,867,563	$22.72	4%
2017	3,137,178	$31.36	3%
2018	4,865,357	$33.74	6%
2019	4,065,352	$30.46	5%
2020	3,339,530	$33.58	4%
2021	10,810,113	$32.25	14%
2022	92,774	$35.14	0.1%
2023	1,165,161	$26.14	2%
2024	1,070,207	$25.29	1.6%

Common Dividend as a % of Net Income



42.9%
27.5%
30.1%
38.3%
38.0%
27.8%
26.3%
40.1%
2017
2018
2019
2020
2021
2022
2023
2024

Recent Capital Activities

- Current cash dividend of $0.26 provides a yield of 3.42% based on the current stock price (*Feb 5th*)
- 1,070,207 shares were repurchased in fiscal 2024 with a weighted price of $25.29
- Since 2013, 49 million shares repurchased which is 46% of total outstanding shares as of 9/30/2012
- During the fiscal year the Board of Directors authorized an additional 10 million shares for repurchase.
- 11.5 million shares remain in buyback authorization

WaFd Bank

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As of 12/31/2024: Book Value per Share $33.45 Tangible Book Value per Share $27.93 Price to BV:  .964 Price to TBV:  1.15 Stock Price & Book Value Per Share 34

Managing  Capital Text Text Text Tex 35 Perspective through the last Credit Cycle

This presentation contains forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Washington Federal’s management and are subject to significant risks and uncertainties. The forward‐looking statements in this presentation speak only as of the date of the presentation, and Washington Federal assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward‐looking statements.